Exhibit 10.1

EIGHTH AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

     THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of July 1, 2004, by and among SILICON VALLEY BANK, a California chartered bank, doing business in Virginia as “Silicon Valley East” (“Bank”) with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 8020 Towers Crescent Drive, Suite 475, Vienna, Virginia 22182, (ii) BLACKBOARD INC., a Delaware corporation, having an address at 1899 L Street, N.W., Washington, D.C. 20036 (“Company”), BLACKBOARD ACQUISITION COMPANY, LLC, a Delaware limited liability company having an address at 1899 L Street, N.W., Washington, D.C. 20036 (“Blackboard Acquisition”), BLACKBOARD CAMPUSWIDE, INC., a Delaware corporation, BLACKBOARD ICOLLEGE, INC., a Delaware corporation having an address at 1899 L Street, N..W., Washington, D.C. 20036, BLACKBOARD CAMPUSWIDE OF TEXAS, INC., (formerly known as AT&T Campuswide Access Solutions Of Texas, Inc.), a Texas corporation having an address at 1899 L Street, N.W., Washington, D.C. 20036, and BB ACQUISITION CORP., a Delaware corporation, having an address at 1899 L Street, N.W., Washington, D.C. 20036 (each a “Borrower” and collectively, the “Borrowers”).

RECITALS.

     A.     The Borrowers and Bank are all parties to that certain Amended and Restated Loan and Security Agreement dated November 30, 2001, but effective as of October 5, 2001, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of January 11, 2002 among Borrowers and Bank, that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 4,

2002 among Borrowers and Bank, that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of February 17, 2003 among Borrowers and Bank, that certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated effective as of May 28, 2003 among Borrowers and Bank, that certain Fifth Amendment to Amended and Restated Loan and Security Agreement dated as of June 30, 2003 among Borrowers, Bank and certain affiliates of Borrowers that were made “Borrowers” under the Amended and Restated Loan and Security Agreement and subsequently removed as “Borrowers” under the Amended and Restated Loan Documents, that certain Sixth Amendment to Amended and Restated Loan and Security Agreement dated as of July 25, 2003 among Borrowers and Bank and that certain Seventh Amendment to Amended and Restated Loan and Security Agreement dated as of April 4, 2004 between Borrowers and Bank (as the same may be amended from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to establish (i) a revolving line of credit in the maximum principal amount of Eight Million Dollars ($8,000,000) to be used by Borrowers for working capital needs and general corporate purposes, (ii) an equipment line of credit in the maximum principal amount of Three Million Dollars ($3,000,000) to be used by the Borrowers for the purchase of equipment, and (iii) an equipment line of credit in the maximum principal amount of One Million Five Hundred Thousand Dollars ($1,500,000) to be used by the Borrowers for the purchase of equipment, all as more fully described in the Loan Agreement.

     B.      The Borrowers have requested that Bank amend certain provisions of the Loan Agreement and Bank has agreed on the condition, among others, that Borrowers execute and deliver this Agreement.

     C.      All capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Loan Agreement.

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrowers and Bank do hereby agree as follows:

     1.      Recitals. The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

     2.      Definitions. From and after the date hereof, the definitions of Revolving Maturity Date set forth in Section 13.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

     "Revolving Maturity Date” is August 30, 2004.

     3.      Facility Fee. Borrowers shall pay to Bank on the date hereof a loan fee on the Committed Revolving Line in the amount of Three Thousand Three Hundred Dollars ($3,300) (the “Committed Revolving Line Fee”). The Committed Revolving Line Fee is considered earned when paid and is not refundable.

     4.      Conditions Precedent. This Agreement shall become effective on the date the Bank receives the following documents, each of which shall be satisfactory in form and substance to the Bank:

          (a)      proof that Borrowers have paid all fees, costs and expenses to Bank in connection with this Agreement, including but not limited to all the Bank’s reasonable attorneys fees and expenses; and

          (b)      such other information, instruments, opinions, documents, certificates and reports as the Bank may deem necessary.

     5.      Counterparts. This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

     6.      Loan Documents; Governing Law; Etc. This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Virginia. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

     7.      Acknowledgments. The Borrowers hereby confirm to the Bank the enforceability and validity of each of the Loan Documents. In addition, the Borrowers hereby agree that the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the liability and obligations of the Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement. Each Person included in the term “Borrower” hereby issues, remakes, ratifies and confirms the representations, warranties and covenants contained in the Loan Documents on and as of the date hereof, both before and after giving effect to this Agreement except as may be modified by the provisions of this Agreement, and that no Event of Default or Default has occurred and is continuing or exists or would occur or exist after giving effect to this Agreement. Nothing in this Agreement shall be deemed to waive any defaults existing under any of the Loan Documents as of the date hereof.

     8.      Modifications. This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

     9.      Consistent Changes. The Loan Documents are hereby amended wherever necessary to reflect the changes described above.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WITNESS:	SILICON VALLEY BANK

/s/ David Steigerwald	By: /s/ Tony Wolfe	(SEAL)

Name: Tony Wolfe
Title: Vice President

WITNESS/ATTEST:	BLACKBOARD INC.

/s/ Matthew Small	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
Chief Executive Officer

WITNESS/ATTEST:	BLACKBOARD ACQUISITION
COMPANY, LLC
By: Blackboard Inc., its Member

/s/ Matthew Small	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
President

WITNESS/ATTEST:	BLACKBOARD CAMPUSWIDE, INC.

/s/ Matthew Small	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
President

WITNESS/ATTEST:	BLACKBOARD ICOLLEGE, INC.

/s/ Matthew Small	By: /s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
President

WITNESS/ATTEST:	BLACKBOARD CAMPUSWIDE OF TEXAS, INC.

/s/ Matthew Small	By:	/s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
President

WITNESS/ATTEST:	BB ACQUISITION CORP.

/s/ Matthew Small	By:	/s/ Michael L. Chasen	(SEAL)

Michael L. Chasen
Chief Executive Officer